			Exhibit 99.1
United States Commodity Index Funds Trust
Monthly Account Statements
For the Month Ended February 29, 2012

	United States Commodity	United States Copper	United States Commodity Index
Statements of Income (Loss)	Index Fund	Index Fund	Funds Trust

Income
Realized Trading Gain (Loss) on Futures	$4,164,616	$60,863	$4,225,479
Unrealized Gain (Loss) on Market Value of Futures	11,106,277	(5,075)	11,101,202
Unrealized Gain (Loss) on Market Value of Short-Term Investments	(34)	-	(34)
Interest Income	12,002	79	12,081
ETF Transaction Fees	1,050	-	1,050
Total Income (Loss)	$15,283,911	$55,867	$15,339,778

Expenses
Investment Advisory Fees	$291,340	$2,052	$293,392
Tax Reporting Fees	33,526	-	33,526
Brokerage Commissions	20,443	41	20,484
Audit Fees	7,946	-	7,946
Non-interested Directors' Fees and Expenses	3,230	23	3,253
Prepaid Insurance Expense	1,195	-	1,195
Other Expenses	-	6,754	6,754
Total Expenses	357,680	8,870	366,550
Expense Waiver	-	(6,429)	(6,429)
Net Expenses	$357,680	$2,441	$360,121
Net Income (Loss)	$14,926,231	$53,426	$14,979,657

Statements of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/12	$366,444,590	$2,695,422	$369,140,012
Additions	18,834,757	-	18,834,757
Net Income (Loss)	14,926,231	53,426	14,979,657

Net Asset Value End of Month	$400,205,578	$2,748,848	$402,954,426
Net Asset Value Per Unit	$63.52	$27.49

Statements of Changes in Units Outstanding

Units Outstanding Beginning of Month 2/1/12	6,000,000	100,000	6,100,000
Additions	300,000	-	300,000
Units Outstanding End of Month	6,300,000	100,000	6,400,000

To the Unitholders of United States Commodity Index Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statements for the month ended February 29, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502